Exhibit 99.1

Spotlight on Earnings - NAV

($ in millions)

As of March 31, 2016

We were asked post-earnings call, a number of detailed questions about our Net Asset Value (NAV). Presented below is an expanded NAV analysis with footnotes to best answer the questions asked.  The information set forth below should be read in conjunction with the consolidated financial statements and notes thereto appearing in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and the First Quarter 2016 Supplemental Operating and Financial Data of Mack-Cali Realty Corporation (the “Mack-Cali Supplemental”) and First Quarter 2016 Supplemental Operating and Financial Data for Roseland Residential Platform (the “Roseland Supplemental”) furnished as Exhibits 99.1 and 99.2, respectively, to the Company’s Current Report on Form 8-K dated April 27, 2016.

								Cap Rate Range		Value Range
	Rentable Area (MSF) / Apt Units	1Q16 Actual Cash NOI		Original 2016 Projected Cash NOI	Acquisitions / (Sales) Announced		Revised 2016 Projected Cash NOI	Low	High	Low	High
Commercial
NJ Waterfront — NOI	4.318	$20.6		$80.9	$9.7	(1)	$90.6	6.00%	6.50%	$1,394	$1,511
NJ Waterfront — Assumes $9.1MM NOI from lease up in 2017 (2)								6.00%	6.50%	140	152
Flex	5.208	11.3		47.6			47.6	6.00%	6.50%	732	793
Core Suburban Office	9.401	29.4		116.4	$2.3	(3)	118.7	7.50%	8.00%	1,484	1,583
Non - Core	5.048	14.4		56.9	$(14.5	) (4)	42.4	7.50%	7.50%	565	565

Commercial (Hotel / Office) Unconsolidated JV interests (5)										135	145
Land - Harborside Plaza 4, 1.067msf (6)										84	84
CIP - Wegman’s Shopping Center Project, 0.170msf (7)										50	50
Commercial Land / CIP - Other, 1.758msf (8)										20	30
Total Commercial Share of Portfolio	23.975	$75.7		$301.8	$(2.5)		$299.3			$4,604	$4,913

Multi- Family	Units
Operating Properties - Consolidated (9)	1,672	$4.7		$19.5	$3.1		$22.6	4.50%	4.75%	$487	$487
Operating Properties - Joint Ventures (10)	1,313									69	94
Operating Properties - Subordinated Interests (11)	2,654									92	92

In Construction - Consolidated (12)	1,789									122	219
In Construction - Unconsolidated (12)	1,074									121	199

Pre/Future - Development - Consolidated (13)	6,366									210	210
Pre/Future - Development - Unconsolidated (13)	4,483									42	42

Fee Income Business (14)										15	15
Total Multi- Family - Share of Portfolio	19,351	$4.7		$19.5	$3.1		$22.6			$1,158	$1,358

Total Consolidated NOI / Gross Asset Value		$80.4	(15)	$321.3	$0.6		$321.9			$5,762	$6,271

Less:
Market Management Fee (16)							$(18.0)	7.50%	7.50%	(240)	(240)

Total Debt and Other Liabilities (As of 3-31-16) -
Office / Commercial Share of Consolidated Debt (17)										$(2,116)	$(2,116)
Multi- Family Share of Consolidated Debt (17)										(153)	(153)
Non-controlling Interest & Other Liabilities (17)										(69)	(69)
Total Debt and Other Liabilities										$(2,338)	$(2,338)

Approximate Net Asset Value range										$3,184	$3,693

Approximate Net Asset Value per share range (100.3MM shares) (18)										$31.74	$36.82

See Footnotes on subsequent page

(1) Proforma NOI from planned 111 River Acquisition $235MM @ 6.6% cash yield, 8.5% GAAP Yield.

(2) Assumes 227,500 SF leased @ $40 PSF.  Company is currently in lease negotiations on 200,000 SF in Jersey City to begin around the end of 2016.  We do expect new leases but have not projected them in the 2016 NOI.

(3) Proforma NOI from planned 101 Wood Acquisition $82.5MM @ 4.6% cash yield, 6.3% GAAP yield (vacant space and below market leases).

(4) Proforma (lost) NOI from all announced sales $375MM @ 5.2% weighted average cash yield.

(5) Estimated market values for Hyatt Hotel ($7MM NOI @ 7.0% cap rate) less share of ($32MM) debt, Curtis Center net equity ($62MM), Red Bank net equity ($5MM) and 12 Vreeland net equity ($4MM).  Net book equity investment in unconsolidated joint ventures: Hyatt Hotel ($0.0MM), Curtis Center ($62.2MM), Red Bank ($4.3MM) and 12 Vreeland net book equity  ($6.0MM). For further detail on these ventures, please refer to p. 42 in the Mack-Cali supplemental.

(6) Land value assumed at $75 PSF based on new building construction proforma with lease rates of $50 PSF.  Asking rents in Plaza 5, adjacent to this site, are mid-$40’s PSF.  For further detail, please refer to the Mack-Cali supplemental p. 47.

(7) Estimated value on 25 year lease (straight-line) $1.8MM NOI capped @ 4.5% and potential additional $0.6MM in ground rent capped @ 5.0%.

(8) Estimated market values for fully entitled land in Princeton (1.007 MSF), Parsippany (0.274 MSF) and in other land parcels (0.477 MSF).  For further detail, please refer to the Mack-Cali supplemental p. 47.

(9) Includes projected 2016 $19.5MM consolidated NOI capped @ 4.75%. Proforma $80.6MM completed acquisition of Portside 7 @ 5.0% cash yield. For further detail on these projects, please refer to the Roseland supplemental p. 21 & 22.

(10) Net book equity investments in unconsolidated joint ventures: Crystal House ($20.9MM operating portion), Station House ($45.5MM) and Riverpark at Harrison ($2.4MM).  Multi- Family joint venture funds from operations was $0.3MM for the first quarter 2016 and is projected to be $2.0MM for the full year. For further detail on these projects, please refer to the Roseland supplemental p. 21 & 22.

(11) Includes estimated values for subordinated joint ventures projects: Marbella, Monaco, RiversEdge @ Port Imperial, RiverTrace @ Port Imperial, The Estuary, Riverparc @ Port Imperial, Metropolitan @ 40 Park, as of March 31, 2016.  For further detail on these projects, please refer to the Roseland supplemental p. 27 & 28.

(12) Source: Mack-Cali supplemental p. 25, as of March 31, 2016. Includes $16MM of consolidated debt for Roseland eliminated below. For further detail on these projects, please refer to the Roseland supplemental p. 24 & 25.

(13) Source: Roseland supplemental p. 29 & 30, as of March 31, 2016.  Includes $196MM (4,358 consolidated units with an average value of approximately $45,000 per unit), $42MM (4,483 units in which the company owns a partial interest) and $13.5MM (land currently zoned for commercial uses).

(14) Source: Roseland supplemental p.11, as of March 31, 2016.

(15) Source: Mack-Cali supplemental p.24, as of March 31, 2016.  Operating Income adding back general and administrative ($12.2MM), depreciation and amortization ($43.1MM), less consolidated straight-line rent adjustment ($2.2MM).

(16) Represents an estimate of the cost for a management fee based on 3.0% percent of revenues, as the NOI presented is before any cost for managing the portfolio.

(17) Source: Mack-Cali supplemental p. 25, as of March 31, 2016.

(18) Source: Mack-Cali supplemental p. 24., as of  March 31, 2016.

Definitions:

Net Asset Value (NAV): We consider NAV to be a useful metric for investors to estimate the fair value of the Mack-Cali and Roseland platforms. The metric represents the net projected value of the Company’s interest after accounting for all priority debt and equity payments. The metric includes capital invested by the Company.

Net Operating Income (NOI): Total property revenues (excluding straight-line rent) less real estate taxes, utilities and operating expenses.

The foregoing information contains “forward-looking statements” within the meaning of Section 21E of the Exchange Act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “project,” “potential,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue” or comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements as a result of various factors, including those set forth under the heading “Disclosure Regarding Forward-Looking Statements” contained in our most recent periodic reports on Forms 10-K and 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by U.S. federal securities laws, we do not intend to update any of the forward-looking statements to reflect circumstances or events that occur after the statements are made or to conform the statements to actual results.